                                                                   Exhibit 99(i)





                    Certification of CEO and CFO Pursuant to
                  18 U.S.C. Section 1350 as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Northern Trust Corporation (the "Corporation") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William A. Osborn, as Chief Executive Officer of the Corporation, and Perry R. Pero, as Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


     /s/ William A. Osborn
     ----------------------------
         William A. Osborn
         Chief Executive Officer
         November 4, 2002


     /s/ Perry R. Pero
     ----------------------------
         Perry R. Pero
         Chief Financial Officer
         November 4, 2002


This certification accompanies the Report pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.